SETTLEMENT   AGREEMENT  AND  RELEASE  by  and  between  HOUSING  CAPITAL
CORPORATION, a New York corporation ("HCC"), THE ANASTASI STEPHENS GROUP, INC., a Maryland corporation ("AS Group"), JOSEPH G. ANASTASI ("Anastasi") and R. GLEN STEPHENS ("Stephens") dated the 10th day of June, 1996.

        WHEREAS,  HHC and AS Group are  parties to a  partnership  agreement  of
STONELEDGE   ASSOCIATES   ("Stoneledge")   made  as  of  April  10,   1989  (the
"Agreement"); and

        WHEREAS, HHC and AS Group (collectively the "Partners") are the only partners in Stoneledge; and

        WHEREAS, pursuant to Section 7.3.2 of the Agreement, the Partners agreed that losses shall be borne 50% by each Partner; and

        WHEREAS, the Partners have acknowledged that the losses (as contemplated by the provisions of Section 7.3.2 of the Agreement) as recorded on the books of Stoneledge are, as of the date hereof, approximately $1,500,000 (such $1,500,000 being hereinafter called the "Known to Date Losses"), all of which has been borne by HCC; resulting in AS Group owing approximately $750,000 to HCC; and

WHEREAS, Anastasi and Stephens, the holders of 100% of the capital stock of AS Group, have pursuant to a guaranty agreement made as of April 10, 1989 (the "Guaranty") agreed to guaranty the obligations of AS Group under the Agreement.

        NOW, THEREFORE, the parties agree as follows:

In consideration of the sum of Ten Dollars and other good and valuable consideration received from Anastasi and Stephens, receipt and sufficiency of which is hereby acknowledged as complete accord and satisfaction, HCC releases and discharges AS Group, Anastasi and Stephens and their heirs, executors, officers, directors, stockholders, successors and assigns (collectively "RELEASEES") from any and all losses, expenses, claims, sums of money and damages of any kind or nature ("Claims"), which HCC ever had, now have or hereafter can have against RELEASEES pursuant to both the Agreement and the Guaranty solely with respect to the Known to Date Losses and not with respect to any other Claims which HCC may have under the Agreement and/or the Guaranty.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

                                        HOUSING CAPITAL CORPORATION

                                        By:    /s/ George W. Benoit
                                               --------------------
                                               George W. Benoit, President

                                        THE ANASTASI STEPHENS GROUP, INC.

                                        By:    /s/ Joseph G. Anastasi
                                               ----------------------
                                               Joseph G. Anastasi, President

                                        By:    /s/ R. Glen Stephens
                                               --------------------
                                               R. Glen Stephens

                                   AGREEMENT


        The undersigned agree that in consideration of the execution by Housing Capital Corporation of the Settlement Agreement and Release, a copy of which is annexed hereto, Housing Capital Corporation and Stoneledge Associates shall have no obligations whatsoever to the undersigned pursuant to an indemnification agreement, a copy of which is annexed hereto, with respect to any payments made to Maryland National Bank, including a $75,000 payment made pursuant to the terms of a Forebearance Agreement dated June 30, 1992.

                                                   /s/ Joseph G. Anastasi
                                                   ----------------------
                                                       Joseph G. Anastasi

                                                   /s/ R. Glen Stephens
                                                   --------------------
                                                       R. Glen Stephens